WINDSORTECH, INC.

                           ACTION BY UNANIMOUS CONSENT
                                  OF DIRECTORS

         The undersigned, being all the Directors of WindsorTech, Inc., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolutions set forth herein as if the same had been duly adopted at a meeting of the Directors.

         WHEREAS, the Corporation has determined that it is in need of additional capital to further its business plans and objectives and to complete contemplated strategic acquisition(s); and

         WHEREAS, the Corporation has sought multiple avenues of funding for which to obtain such capital; and

         WHEREAS, the Corporation has determined that entry into a series of Agreements with Barron Partners LP, inclusive of a Stock Purchase Agreement is in the best interest of the Corporation.

         NOW THEREFORE BE IT

         RESOLVED, the undersigned being the Directors of the Corporation hereby approve the transaction with Barron, as more particularly described in the Agreements between Barron Partners LP and the Corporation.

         RESOLVED, that the President of the Corporation is empowered to execute all documents necessary to effectuate the transactions as contemplated between the Corporation and Barron Partners LP.

         IN WITNESS WHEREOF, the undersigned Directors of the Corporation have executed this consent on this __21st _day of May, 2004 at __6:25__ a.m./p.m.

     --------------------                    --------------------
     Marc Sherman                            Edward L. Cummings


     --------------------                    ---------------------
     Seth Grossman                           R. Keith Elliot


         Filed with the undersigned on this 21st day of May, 2004.



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         Secretary